Exhibit 10.5

EXECUTION VERSION

INDEMNIFICATION SUBORDINATION AGREEMENT

This INDEMNIFICATION SUBORDINATION AGREEMENT (this “Agreement”), dated as of February 4, 2009, is entered into by and between Accuride Corporation, a Delaware corporation (together with any current or future successors or direct or indirect parents or subsidiaries, the “Company”), on the one hand, and Sun Capital Partners Management V, LLC, a Delaware limited liability company (“SCPM”), Sun Capital Partners V, L.P., a Cayman Islands exempted limited partnership, Sun Capital Advisors V, L.P., a Cayman Islands exempted limited partnership, and Sun Capital Partners V, Ltd., a Cayman Islands exempted company  (collectively, “Sun”), on the other hand.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 3.

W I T N E S S E T H:

WHEREAS, the Company is a party to that certain Last Out Debt Agreement, dated as of the date hereof, by and between the Company and a Sun Affiliate (the “Last Out Debt Agreement”), and that certain Consulting Agreement, dated as of the date hereof, by and between the Company and a Sun Affiliate (the “Consulting Agreement”);

WHEREAS, the Company has certain indemnification obligations to certain Sun Affiliates and their respective officers, directors, members, partners, employees and agents under certain Organizational Documents, the Last Out Debt Agreement and the Consulting Agreement, and such parties also have certain rights to indemnification provided by Sun and/or Sun Affiliates;

WHEREAS, this Agreement is intended to clarify certain rights of (a) Sun, (b) any Sun Affiliate, (c) any persons or entities providing management, advisory, consulting or other services at the direction or request of Sun or any Sun Affiliate to or for the benefit of the Company, (c) any persons designated by Sun or any Sun Affiliate to serve as a director, officer, board observer, partner, trustee, fiduciary, manager, employee, consultant or advisor, or functional or foreign equivalent of the foregoing, to the Company, and (d) any direct or indirect partners (including general partners), shareholders, members (including managing members), controlling persons, subsidiaries, directors, officers, fiduciaries, managers, employees and agents of each of the foregoing (those persons and entities identified in (a), (b), (c) and (d) above, the “Indemnified Parties”), whether such rights exist pursuant to any Organizational Document, Advisory Agreement, Transaction Agreement or any other agreement or document;

WHEREAS, it is the intent of the parties that (a) the Company is and shall be the indemnitor of the first resort with respect to any matters for which advancement or indemnification is provided by the Company to or on behalf of the Indemnified Parties, whether for claims and liabilities prior to or after the date of this Agreement, (b) the Company shall provide advancement or indemnification to each Indemnified Party on a primary basis and (c) any Indemnified Party may be expected to seek advancement and/or indemnification from any other potential source of advancement or indemnification (including, without limitation, from any other Indemnified Party) only if, and to the extent, that the Company is legally and/or financially unable to make advancement and/or indemnification, as the case may be, to or on behalf of such Indemnified Party; and

WHEREAS, the Company’s acknowledgement and agreement to the foregoing is a material condition to the willingness of certain Sun Affiliates to serve as officers and/or directors of the Company, to enter into the Last Out Debt Agreement and Consulting Agreement and to consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

1.             Primary Indemnitor; Subrogation.  The Company hereby acknowledges that the Indemnified Parties have certain rights to advancement and/or indemnification by Sun and certain Sun Affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees that the Company is the indemnitor of first resort (i.e., its obligations to the Indemnified Parties are primary and those of the Fund Indemnitors are secondary), that the Company shall be liable for the full amount of payments of indemnification required by any Organizational Document, Advisory Agreement or Transaction Agreement and that the Company irrevocably and unconditionally waives any claims against the Fund Indemnitors for contribution, subrogation, exoneration, reimbursement or any other recovery of any kind for which the Company is liable pursuant to any Organizational Document, Advisory Agreement, Transaction Agreement or this Agreement.  The Company further agrees that no payment for indemnification by the Fund Indemnitors on behalf of any Indemnified Party with respect to any claim for which an Indemnified Party has sought payment from the Company shall affect the foregoing, and the Fund Indemnitors, to the extent of such payment, shall be subrogated to all of the rights of recovery of such Indemnified Party against the Company.

2.             Modification of Indemnification Rights.  An Indemnified Party’s rights under this Agreement and an Indemnified Party’s rights to advancement or indemnification from the Company pursuant to any agreement or document (including, without limitation, any Organizational Document, Advisory Agreement or Transaction Agreement) governing an Indemnified Party’s rights to advancement and/or indemnification from the Company may not be waived, eliminated or otherwise diminished or modified without the specific written consent of SCPM, on behalf of Sun.  Sun may, within Sun’s sole discretion, compromise, waive or relinquish any Indemnified Party’s rights to advancement or indemnification under any agreement or document (whether pursuant to any Organizational Document, Advisory Agreement, Transaction Agreement or otherwise) governing such Indemnified Party’s rights to advancement and/or indemnification from the Company.

3.             Certain Definitions.  The following terms have the meanings set forth below:

“Advisory Agreement” shall mean any advisory agreement, consulting, monitoring or other similar or equivalent agreement, including the Consulting Agreement.

“Organizational Document” shall mean an entity’s charter, bylaws, partnership agreement, limited liability company agreement, operating agreement, indemnification agreement or other similar agreement or document, including any document amendatory or supplemental thereto.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company or entity.

“Sun Affiliate” shall mean any other Person controlling, controlled by or under common control with Sun; provided, that under no circumstances shall the Company or any “portfolio company” acquired, either directly or indirectly through one or more subsidiaries, by Sun be deemed a Sun Affiliate hereunder.  For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, any investment fund formed or managed by Sun or any Sun Affiliate or for which Sun or any Sun Affiliate serves as an investment adviser, and each of their respective employees, officers, directors, direct or indirect general partner, managing member and/or controlling persons are “Sun Affiliates” for all purposes hereof.

“Transaction Agreement” shall mean any investment agreement, securities purchase agreement, note purchase agreement, asset purchase agreement, merger agreement or other similar or equivalent agreement, including the Last Out Debt Agreement.

4.             No Obligation to Provide Services.  Nothing in this Agreement shall be construed to require SCPM to provide, or to continue to provide, management, advisory consulting or other services, and nothing in this agreement shall be construed to require any Indemnified Party to serve, or continue to serve, as a director, officer, board observer, fiduciary, partner or manager (or in any other capacity) of the Company.  Subject to the second sentence of Section 2, no Indemnified Party’s rights hereunder shall be limited or impaired in any way in the event that such Indemnified Party ceases, for any reason, to serve or provide services to the Company.

5.             Third-Party Beneficiaries.  Each Fund Indemnitor and, subject to the second sentence of Section 2, each Indemnified Party shall, to the extent not a party hereunder, be considered an express third-party beneficiary hereunder and shall enjoy all rights that a party hereunder enjoys and shall enjoy such rights to the same extent as a party hereunder.

6.             Joint and Several Liability.  Each subsidiary of the Company party hereto hereby agrees, and any successor to each such subsidiary that is a subsidiary of the Company (whether by merger, consolidation or transfer of all or substantially all of such subsidiary’s assets) shall agree, that it shall be jointly and severally liable to the Fund Indemnitors for any amounts owed by the Company to any Fund Indemnitor pursuant to this Agreement.

7.             Additional Subsidiaries.  The Company shall cause each subsidiary of the Company not a party hereto to execute a joinder to this Agreement within two (2) weeks of the date hereof; provided, that any subsidiary formed in a jurisdiction outside the United States shall not be bound by the provisions of Section 6 hereof.  The Company shall not form or acquire any subsidiaries in the future unless each such subsidiary executes a joinder to this Agreement, including, with respect to domestic subsidiaries, Section 6 hereof, it being agreed and understood that whether or not such subsidiary actually executes such a joinder, such subsidiary shall, to the fullest extent permitted by law, be bound by this Agreement, including, with respect to domestic subsidiaries, Section 6 hereof.

8.             No Further Changes.  Except as, and only to the extent, specifically provided herein, any and all rights to advancement and/or indemnification to which each Indemnified

Party has ever been, is or may in the future be entitled from the Company shall remain unchanged by this Agreement.

9.             Conflicting Provisions.  To the extent that any provision of this Agreement conflicts with any provision of any other agreement to which the Company or an Indemnified Party is a party (whether pursuant to an Organizational Document, Advisory Agreement, Transaction Document or any other agreement or document) with respect to the subject matter of this Agreement, the provisions of this Agreement shall control.

10.           Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by the Company and SCPM, on behalf of Sun.

11.           Waiver.  No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

12.           Remedies.  No right or remedy conferred herein is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, so long as such right or remedy does not conflict with any right or remedy provided herein.

13.           Change in Law.  To the extent that a change in the laws of the State of Delaware (or other applicable law), whether by statute or judicial decision, permits greater indemnification rights or remedies than would currently be afforded under (a) the Company’s Organizational Documents, (b) this Agreement or (c) any other document providing advancement and/or indemnification to an Indemnified Party, it is the intent of the parties that the Indemnified Parties shall enjoy, by and as a result of this Agreement, the greater benefits so afforded by such change.

14.           Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by electronic facsimile (including via electronic mail) and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

15.           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction.

16.           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION,

EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

17.           Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow); (ii) one day after sent by reputable overnight express courier (charges prepaid); or (iii) five (5) days following mailing by certified or registered mail, postage prepaid and return receipt requested.  Unless another address is specified in writing, notices, demands and communications to the Company and Sun shall be sent to the addresses indicated below.

(a)           If to Sun:

Sun Capital Partners Management V, LLC
5200 Town Center Circle, Suite 600
Boca Raton, Florida 33486
Attention: Jason H. Neimark, Brian Urbanek and C. Deryl Couch
Facsimile: (561) 394-0540
Email: jneimark@suncappart.com, burbanek@suncappart.com and dcouch@suncappart.com

and

Sun Capital Partners Management V, LLC
11111 Santa Monica Blvd., Suite 1050
Los Angeles, California 90025
Attention: Michael J. Satzberg
Facsimile: (310) 473-1119
Email: msatzberg@suncappart.com

with a copy to:

Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois 60601
Attention: Douglas C. Gessner, P.C., Gerald T. Nowak and Jeremy S. Liss
Facsimile: (312) 861-2200
Email: dgessner@kirkland.com, gnowak@kirkland.com and jliss@kirkland.com

(b)           If to the Company:

Accuride Corporation
7140 Officer Circle
Evansville, Indiana 47715
Attention: David K. Armstrong
Facsimile: (812) 962-5246
Email: dkarmstr@accuridecorp.com

with a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606
Attention: Christopher D. Lueking
Facsimile: (312) 993-9767
Email: christopher.lueking@lw.com

18.           Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

19.           Assignment; Successors and Assigns.  This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company without the prior written consent of Sun.  All covenants, promises and agreements by or on behalf of the parties contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  The Company acknowledges and agrees this Agreement is intended to bind all future direct and indirect parents and subsidiaries of the Company.

20.           Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

21.           Further Assurances. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Agreement.  The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

22.           Attorneys’ Fees.  In the event that any action is instituted by Sun under this Agreement to enforce or interpret any of the terms hereof, Sun shall be entitled to be paid all court costs and expenses, including the reasonable and documented fees of one counsel, incurred by Sun with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Sun as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Sun shall be entitled to be paid all court costs and expenses, including the reasonable and documented fees of one counsel, incurred by Sun in defense of such action (including with respect to Sun’s counterclaims and cross-claims made in such action), unless as apart of such action the court determines that each of Sun’s material defenses to such action were made in bad faith or were frivolous.

23.           Interpretation.  The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”  No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.

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IN WITNESS WHEREOF, the parties have executed this Indemnification Subordination Agreement as of the date first written above.

ACCURIDE CORPORATION

By:	/s/ David K. Armstrong
Name: David K. Armstrong
Title: Senior Vice President/Chief Financial
Officer

AKW GENERAL PARTNER, L.L.C.

By: Accuride Corporation, as Member

By:	/s/ David K. Armstrong
Name: David K. Armstrong
Title: Senior Vice President/Chief Financial
Officer

AOT, INC.

By:	/s/ David K. Armstrong
Name: David K. Armstrong
Title: Vice President

TRANSPORTATION TECHNOLOGIES, INC.

By:	/s/ David K. Armstrong
Name: David K. Armstrong
Title: Vice President

ACCURIDE CUYAHOGA FALLS, INC.

By:	/s/ David K. Armstrong
Name: David K. Armstrong
Title: Vice President

Signature Page to Indemnification Subordination Agreement

ACCURIDE ERIE, L.P.

By: AKW General Partner LLC, as General Partner

By: Accuride Corporation, as Member

By:	/s/ David K. Armstrong
Name: David K. Armstrong
Title: Senior Vice President/Chief Financial Officer

ACCURIDE HENDERSON LIMITED LIABILITY COMPANY

By: Accuride Corporation, as Member

By:	/s/ David K. Armstrong
Name: David K. Armstrong
Title: Senior Vice President/Chief Financial Officer

ACCURIDE EMI, LLC

By:	/s/ William M. Lasky
Name: William M. Lasky
Title: Manager

By:	/s/ David K. Armstrong
Name: David K. Armstrong
Title: Manager

Signature Page to Indemnification Subordination Agreement

SUN CAPITAL PARTNERS MANAGEMENT V, LLC

By:	/s/ Michael J. McConvery
Name: Michael J. McConvery
Title: Vice President & Assistant Secretary

SUN CAPITAL PARTNERS V, L.P.

By: Sun Capital Advisors V, L.P.
Its: General Partner

By: Sun Capital Partners V, Ltd.
Its: General Partner

By:	/s/ Michael J. McConvery
Name: Michael J. McConvery
Title: Vice President & Assistant Secretary

SUN CAPITAL ADVISORS V, L.P.

By: Sun Capital Partners V, Ltd.
Its: General Partner

By:	/s/ Michael J. McConvery
Name: Michael J. McConvery
Title: Vice President & Assistant Secretary

SUN CAPITAL PARTNERS V, LTD.

By:	/s/ Michael J. McConvery
Name: Michael J. McConvery
Title: Vice President & Assistant Secretary

Signature Page to Indemnification Subordination Agreement